UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

USF Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by: USF Corporation

Pursuant to Rule 14a-6

under the Securities Exchange Act of 1934

Subject Company: USF Corporation

Commission File No. 0-19791

On May 19, 2005, USF sent the following letter to its employees via e-mail.

Dear USF Employees:

As you know, on May 2, 2005, USF and Yellow Roadway announced that the companies had amended the Agreement and Plan of Merger, dated February 27, 2005. On May 7, 2005, we commenced the mailing of an updated proxy statement/prospectus dated May 6, 2005. We urge you to read this document carefully if you have not done so already.

The USF special stockholder meeting will still be held on May 23, 2005.

Please note that:

•	USF will not vote any proxies either:

•	received on the white proxy card included in the original proxy statement/prospectus dated April 22, 2005, or

•	received by internet or telephone pursuant to the instructions in the original proxy statement/prospectus.

•	If you want your proxy to be counted at the special meeting, you will need to either:

•	use the new BLUE proxy card enclosed with the updated proxy statement/prospectus dated May 7, 2005,

•	submit a proxy by internet at www.computershare.com/us/proxy/usfblue, or

•	submit a proxy by telephone at 1-800-711-7196.

The control number provided to you with the original proxy statement/prospectus is no longer valid. You will need your new control number to vote by internet or by telephone. Please contact Morrow & Co., Inc., our information agent and proxy solicitor, toll-free at 1-800-607-0088 for further information.

In light of the timing of the upcoming meeting, we strongly encourage you to vote by internet or telephone if you have not yet voted.

•	If you do not submit a proxy or vote at the USF special meeting, it will have the same effect as a vote against the proposal to adopt the amended merger agreement.

THE BOARD OF DIRECTORS OF USF CORPORATION HAS UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE AMENDED MERGER AGREEMENT IS ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT USF STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDED MERGER AGREEMENT.

If you have any questions regarding the above or need copies of any related materials, please contact Morrow & Co., Inc., our information agent and proxy solicitor, toll-free at 1-800-607-0088.

I thank you in advance for your support.

Richard C. Pagano
Senior Vice President,
General Counsel and Secretary

May 19, 2005